                                                                    EXHIBIT 99.1
================================================================================


                           STOCK PURCHASE AGREEMENT

                                    between

                       CONSUMERS LIFE INSURANCE COMPANY
                                 Camp Hill, PA

                                      and

                      SAFEGUARD HEALTH ENTERPRISES, INC.
                                  Anaheim, CA

                           Dated as of March 6, 1997


================================================================================

                               TABLE OF CONTENTS



ARTICLE I   PURCHASE OF STOCK............................................ 1
    Section 1.1  Purchase of Stock....................................... 1
    Section 1.2  Purchase Price for Stock................................ 1
    Section 1.3  Undertaking of Seller .................................. 2
    Section 1.4  Undertaking of Seller and Buyer ........................ 2
    Section 1.5  Efforts to Close........................................ 2

ARTICLE II  CLOSING; EFFECTIVE DATE AND TERMINATION ..................... 3
    Section 2.1  Closing ................................................ 3
    Section 2.2  Termination ............................................ 3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER .................... 3
    Section 3.1  Organization and Good Standing of Seller................ 3
    Section 3.2  Organization and Good Standing of Consumers NC.......... 3
    Section 3.3  Proper Corporate Action ................................ 4
    Section 3.4  Absence of Conflicting Laws or Agreements .............. 4
    Section 3.5  Financial Statements.................................... 4
    Section 3.6  Litigation.............................................. 5
    Section 3.7  Capitalization.......................................... 5
    Section 3.8  No Liabilities.......................................... 5
    Section 3.9  Title to Assets ........................................ 5
    Section 3.10 Reinsured Policies ..................................... 5
    Section 3.11 Disclosure.............................................. 6

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER...................... 6
    Section 4.1  Organization and Good Standing.......................... 6
    Section 4.2  Proper Corporate Action ................................ 6
    Section 4.3  Absence of Conflicting Laws or Agreements .............. 6
    Section 4.4  Disclosure.............................................. 6

ARTICLE V   COVENANT .................................................... 7
    Section 5.1  Access and Information.................................. 7
    Section 5.2  Covenants of Seller..................................... 7
    Section 5.3  Exclusive Dealing ...................................... 7

ARTICLE VI  CONDITIONS PRECEDENT TO CLOSING.............................. 8
    Section 6.1  Conditions Precedent to Buyer's Obligation to Close .... 8
    Section 6.2  Conditions Precedent to Seller's Obligation to Close.... 9



ARTICLE VII  SURVIVAL AND INDEMNIFICATION ............................... 10
    Section 7.1  Survival of Representations, Warranties and Covenants... 10
    Section 7.2  Indemnity by Seller .................................... 10
    Section 7.3  Indemnity by Buyer...................................... 10
    Section 7.4  Notice to Indemnify .................................... 10
    Section 7.5  Retention of Rights .................................... 11

ARTICLE VIII ARBITRATION ................................................ 11
    Section 8.1  Arbitration ............................................ 11
    Section 8.2  Procedure .............................................. 12

ARTICLE IX  MISCELLANEOUS ............................................... 12
    Section 9.1  Exhibits................................................ 12
    Section 9.2  Expenses................................................ 12
    Section 9.3  Contents of Agreement; Parties in Interest.............. 12
    Section 9.4  Further Documents ...................................... 13
    Section 9.5  Execution .............................................. 13
    Section 9.6  Effect of Table of Contents;
                   Use of Descriptive Headings; Etc. .................... 13
    Section 9.7  Notices................................................. 13
    Section 9.8  Governing Law........................................... 14
    Section 9.9  Section 338(h)(10) Election............................. 14
    Section 9.10 Records; Taxes.......................................... 15
    Section 9.11 No Third Party Beneficiaries............................ 15

                            STOCK PURCHASE AGREEMENT

  THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 6th day of March, 1997, by and between CONSUMERS LIFE INSURANCE COMPANY, a Delaware corporation having its principal place of business located in Camp Hill, Pennsylvania (hereinafter referred to as "Seller"), and SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation having its principal place of business located in Anaheim, California (hereinafter referred to as "Buyer").

                                  WITNESSETH:

  WHEREAS, Seller owns all of the outstanding capital stock (the "Stock") of Consumers Life Insurance Company of North Carolina, a North Carolina corporation ("Consumers NC"); and

  WHEREAS, Buyer desires to purchase the Stock and Seller desires to sell the Stock on the terms and subject to the conditions set forth herein.

  NOW THEREFORE, in consideration of the premises and mutual covenants, representations, warranties, conditions and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                               PURCHASE OF STOCK

Section 1.1  Purchase of Stock
             -----------------

  At Closing, Seller shall sell, assign, convey, transfer and deliver to Buyer and Buyer shall purchase and accept the Stock. Seller shall deliver to Buyer the Stock free and clear of all liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever, duly endorsed in negotiable form or with stock powers duly executed in blank.

Section 1.2  Purchase Price for Stock
             ------------------------

  At Closing, Buyer shall pay to Seller by cashier's check or wire transfer, as the Purchase Price for the Stock, an amount equal to (i) Consumers NC's statutory capital and surplus on the Closing Date in accordance with the methodology as set forth on Exhibit A, plus (ii) $416,000, which represents $26,000 for the license for each of the 16 states in which Consumers NC is authorized to conduct business (the "State Licenses"); provided however, that in the event any of the State Licenses other than North Carolina and Texas are not in good standing or are in any way impaired on the Closing Date, such shall not constitute a breach of the organization and good standing representation and warranty contained in Section 3.2 hereof, and the Purchase Price shall be reduced by an amount equal to $26,000 for the number of such impaired State Licenses. At Closing, Buyer shall be responsible for contributing any additional amounts to the statutory capital and surplus in order to maintain each of the State Licenses.

Section 1.3  Undertaking of Seller
             ---------------------

     Seller agrees to complete the following at or prior to Closing:

     (a) Reinsure on an indemnity basis all of the credit insurance policies of Consumers NC which have not been previously reinsured, together with all liabilities relating thereto, to American Republic Insurance Company under the terms and conditions of a reinsurance agreement, as amended, attached hereto as Exhibit B (the "Credit Reinsurance Agreement"),

     (b) Reinsure on an indemnity basis all of the ordinary life insurance policies of Consumers NC which have not been previously reinsured, together with all liabilities relating thereto, to Seller under the terms and conditions of a reinsurance agreement attached hereto as Exhibit C (the "Ordinary Reinsurance Agreement"),

     (c) Cause Consumers NC to distribute to Seller all of its assets, except for those assets which are required to remain as assets of Consumers NC, pursuant to Section 6.1(g) hereof, including without limitation assets on deposit with various state insurance departments and the investment income due and accrued on such assets,

     (d) Assume all of the liabilities of Consumers NC which were not reinsured pursuant to (a) above, and

     (e) Terminate all contracts of Consumers NC, including all management contracts between Seller and Consumers NC, except for the reinsurance agreements listed on Exhibit D to this Agreement.

Section 1.4  Undertaking of Seller and Buyer
             -------------------------------
         At or prior to Closing, Seller and Buyer agree to take all actions necessary to obtain approval (i) from the Texas Insurance Department and the North Carolina Insurance Department for the redomestication of Consumers NC from the State of North Carolina to the State of Texas, (ii) from the insurance departments of each state in which Consumers NC is licensed which are necessary so that such licenses are valid and in full force and effect after such redomestication and the purchase by Buyer of the Stock, and (iii) of the change in control of Consumers NC from the Texas Insurance Department required by
Section 5 of Article 21.49-1 of the Texas Insurance Laws (collectively, the "Regulatory Approvals").

Section 1.5  Efforts to Close
             ----------------

         Seller and Buyer agree to use any and all good faith reasonable efforts to obtain all required third party and governmental consents to the transactions contemplated hereby and to cause each of the conditions precedent and obligations of Buyer and Seller hereunder to be satisfied, all as quickly as reasonably practical.

                                  ARTICLE II
                    CLOSING; EFFECTIVE DATE AND TERMINATION

Section 2.1  Closing
             -------

         The closing (the "Closing") shall take place at the offices of Seller, on a mutually agreed day and time within ten (10) days after all of the conditions precedent set forth in Article VI hereof are obtained or waived by the appropriate party or parties. The actual date of the Closing shall be the "Closing Date".

Section 2.2  Termination
             -----------

         This Agreement may be terminated (a) by the mutual written consent of the parties, (b) by Buyer, if there has been a material misrepresentation or breach of a warranty, covenant or other agreement by Seller contained herein,
(c) by Seller, if there has been a material misrepresentation or breach of a warranty, covenant or other agreement by Buyer contained herein, or (d) by either party if the Closing has not occurred by May 31, 1997, unless both parties otherwise mutually agree in writing to extend such time period. In the event of termination, this Agreement shall be null and void, without further liability on the part of any party provided that such party made its representations and warranties hereunder in good faith, used its reasonable, best efforts to perform its obligations hereunder and, in the case of Seller, did not violate the provisions contained in Section 5.3 hereof. Nothing hereinabove contained shall preclude any party from obtaining specific performance or any other equitable remedy otherwise available to it for any breach hereof.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

Section 3.1  Organization and Good Standing of Seller
             ----------------------------------------

         Seller is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware. It has the corporate legal capacity, power and authority to enter into and consummate the transactions contemplated by this Agreement. This Agreement constitutes binding and valid obligations of Seller. In addition, at Closing there will be no legal impediments to proceeding with the transaction with respect to Seller. The Closing will not cause a default or event of termination under any material contract to which Seller is a party and all necessary third party consents have been or will be obtained prior to Closing.

Section 3.2  Organization and Good Standing of Consumers NC
             ----------------------------------------------

         Consumers NC is a corporation duly incorporated, validly existing in good standing under the laws of the State of North Carolina, with full corporate powers to own and operate its business and properties and to carry on its business substantially as presently conducted by it. Except as otherwise contemplated by this Agreement, Consumers NC is duly qualified, licensed and in good standing as a domestic life insurance company in the State of North Carolina and duly qualified, licensed and in good standing as a foreign life insurance company in the states territories identified in Exhibit B attached hereto, and neither the character of the properties owned or held nor the nature of the businesses conducted by Consumers NC requires qualification in any other state or jurisdiction. There is no action pending by any state insurance department to suspend or revoke any license of Consumers NC. Consumers NC is not a party to any supervisory order, memorandum of understanding or similar arrangement nor has any such order or arrangement been threatened against Consumers NC by any state insurance department. Consumers NC is not in violation of its charter or bylaws or of any applicable federal or state law or regulation. A copy of the Articles of Incorporation and By-Laws of Consumers NC, as amended to date, have been delivered to Buyer, and are true, correct and are in full force and effect.

Section 3.3  Proper Corporate Action
             -----------------------

     The execution of this Agreement and the transactions contemplated herein have been duly authorized by the Board of Directors of Seller and Seller has delivered, or will deliver prior to or at Closing, to Buyer true, correct and certified copies of the resolutions of Seller's Board of Directors authorizing such transactions.

Section 3.4  Absence of Conflicting Laws or Agreements
             -----------------------------------------

     Subject to receiving any necessary third party consents and the Regulatory Approvals, the execution, delivery and performance of this Agreement by Seller does not, and the consummation of the transactions contemplated in this Agreement will not, (i) contravene any provision of the Articles of Incorporation or Bylaws of Seller or Consumers NC; (ii) conflict with, result in a breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract, agreement, lease, indenture, instrument or license to which Seller or Consumers NC is a party or by which they or their assets or properties may be bound or affected; (iii) violate or conflict with any federal, state or local law, statute, rule, regulation, order, judgment or decree; or (iv) result in or require the creation or imposition of any mortgage, pledge, lien, security interest, claim, charge or encumbrance upon or with respect to the assets of Seller or Consumers NC.

Section 3.5  Financial Statements
             --------------------

     Seller has delivered or will deliver to Buyer prior to Closing copies of Consumers NC's statutory financial statements for the years ended December 31, 1995 and 1996 and any quarterly statutory financial statements for any subsequent interim periods, as filed with the North Carolina Insurance Department (collectively, the "Financial Statements"), prepared in accordance with the books and records of Consumers NC and in accordance with statutory accounting principles. Except for the Reinsurance Agreements listed on Exhibit C to this Agreement, there are no material liabilities of Consumers NC, contingent or otherwise of any nature whatsoever, which are not disclosed by or refected fully in the Financial Statements. The Financial Statements fairly represent and reflect in all material respects Consumers NC's statutory financial position and its statutory results of operations for the respective periods presented. Since September 30, 1996 there has been no material adverse change in the financial position, business or operations of Consumers NC.

Section 3.6  Litigation
             ----------

         There is no decree, judgment, order, action, suit, investigation or claim or legal, administrative, arbitration or other proceeding pending or to the knowledge of Seller threatened against Consumers NC, at law or in equity, by or before any court or governmental agency, department or instrumentality or arbitration board (i) which might materially affect the financial condition of Consumers NC or the conduct of its business or (ii) which relate to the transactions contemplated by this Agreement. Consumers NC is not in default under any judgment, decree or order of any court, arbitrator, or any governmental or administrative agency against or affecting any of its assets or businesses.

Section 3.7  Capitalization
             --------------

         The Stock constitutes all of the outstanding shares of capital stock of Consumers NC. All of the shares of Stock are validly issued and outstanding, fully paid and nonassessable and are owned by Seller, free and clear of any and all liens and encumbrances. There is no existing option, warrant, call, commitment or other agreement to which Consumers NC is a party, and there are no convertible securities of Consumers NC outstanding which, upon conversion, would require the issuance of any additional shares of capital stock of Consumers NC or other securities convertible into shares of capital stock of Consumers NC. Buyer, upon delivery and payment for the Stock as provided herein, will obtain good and marketable title to the Stock, free and clear of any claim, lien, pledge, option, charge or encumbrance, except for such as may have arisen, or may arise, through the actions of Buyer.

Section 3.8  No Liabilities
             --------------

         At the time of the purchase of the Stock, Consumers NC will have no liabilities or obligations of any nature, whether accrued, fixed, contingent or otherwise, known or unknown and will not be party to any contracts other than those specified in Section 1 .3(e) hereof Buyer will not, as a result of its purchase of the Stock, incur or assume any liability of Consumers NC or Seller.

Section 3.9  Title to Assets
             ---------------

         Consumers NC has good and marketable title to all of the assets which will remain as assets of Consumers NC, as provided in Section 1 .3(C) of this Agreement. Such assets are free and clear of all liens, pledges and encumbrances.

Section 3.10 Reinsured Policies
             ------------------

         At Closing, all policies reinsured under the Credit Reinsurance Agreement shall conform to the underwriting guidelines established under the Credit Reinsurance Agreement. In the event any policy does not conform to the said underwriting guidelines, such policy shall be assumed by Seller in accordance with Section 1.3(d).

Section 3.11  Disclosure
              ----------

         No representation or warranty by Seller nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein not misleading.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

Section 4.1  Organization and Good Standing
             ------------------------------

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate powers to own and operate its business and properties and to carry on its business substantially as presently conducted.

Section 4.2  Proper Corporate Action

         Buyer has full corporate power to enter into and perform this Agreement. This Agreement and the transactions contemplated to occur pursuant thereto, have been duly authorized by Buyer's Board of Directors and no further corporate action is required.

Section 4.3  Absence of Conflicting Laws or Agreements
             -----------------------------------------

         Subject to receiving any necessary third party consents and the Regulatory Approvals, the execution, delivery and performance of this Agreement by Buyer, does not, and the consummation of the transactions contemplated in this Agreement will not, (i) contravene any provision of the articles of incorporation or bylaws of Buyer; (ii) conflict with, result in a breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract, agreement, lease, indenture, instrument or license to which Buyer is a party or by which its assets or properties may be bound or affected; or (iii) violate or conflict with any federal, state or local law, statute, rule, regulation, order, judgment or decree.

Section 4.4  Disclosure
             ----------

         No representation or warranty by Buyer nor any statement or certificate furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE V
                                   COVENANTS

Section 5.1  Access and Information
             ----------------------

          From and after the date of this Agreement and until Closing, Seller shall give to Buyer and its representatives full access during normal business hours to all of the properties, books, contracts, documents, and records of Consumers NC and will furnish to Buyer all information with respect to the affairs of Consumers NC as Buyer may from time to time reasonably request, provided; however, that any furnishing of such information to Buyer and any investigation by Buyer shall not effect the right of Buyer to rely upon the representations and warranties made by Seller in or pursuant to this Agreement. Buyer and its representatives shall treat all information originally obtained from Seller and not otherwise known to Buyer or already in the public domain as confidential; provided however, that nothing herein shall be construed to prohibit Buyer from disclosing to any of its advisors any such information. If this Agreement is not consummated, Buyer shall return all copies made by Buyer and its representatives, of materials belonging to Seller. Seller shall treat as confidential any and all information not otherwise in the public domain concerning Buyer.

Section 5.2  Covenants of Seller
             -------------------

     Seller covenants that until Closing, it will:

     (a) Carry on Consumers NC's insurance business in the normal and ordinary course and without limitation maintain normal and usual business practices, except that Seller may cause Consumers NC to take actions consistent with the requirements of Section 1.3 hereof at any time prior to the Closing.

     (b) Be, and cause Consumers NC to be, in compliance with all applicable laws, rules and regulations.

Section 5.3  Exclusive Dealing
             -----------------

          Seller shall not solicit, or except to the extent required by applicable law relating to fiduciary obligations of directors upon advice of counsel, negotiate, or enter into any agreement with any other person or entity concerning the sale of Consumers NC or furnish to any person or entity interested in making any such acquisition any information concerning Consumers NC. Seller shall notify Buyer immediately upon the approach of any such person or entity, or of the occurrence of any other event or condition which jeopardizes or threatens to materially delay the completion of the transactions contemplated hereby.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

Section 6.1  Conditions Precedent to Buyer's Obligation to Close
             ---------------------------------------------------

  The obligation of Buyer to consummate the purchase of the Stock on the Closing Date is subject to the fulfillment by Seller or waiver by Buyer at or prior to the Closing of each of the following conditions:

    (a) All representations land warranties of Seller which are contained in this Agreement shall be true in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and Seller shall have performed and complied with all agreements and conditions required by this Agreement prior to or at Closing, and shall have delivered to Buyer an officer's certificate certifying thereto.

    (b) Receipt of any third party consents necessary for the consummation of the sale and purchase of the Stock and the Regulatory Approvals.

    (c) There shall not be in force any order or decree, or any complaint praying for an order or decree, restraining or enjoining the consummation of this Agreement and neither of the Parties shall have received notice from any governmental department, court, agency or commission of its intention to restrain or enjoin the consummation of this Agreement or to nullify or render ineffective this Agreement if consummated, or any inquiry from such governmental department, court, agency or commission indicating an intent to review this Agreement.

    (d) Delivery of the certificate of the Secretary of Seller setting forth the resolutions of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement.

    (e) An opinion of counsel for Seller, to the effect that execution of this Agreement and each act and document to be performed and executed by Seller are the valid and duly authorized or ratified act of Seller, and to such other matters as Buyer may reasonably request.

    (f) The recapture of all of Consumers NC's existing surplus relief reinsurance agreements.

    (g) The assets which comprise the capital and surplus of Consumers NC shall be sufficient to meet the capital requirements of North Carolina, Texas and the other states in which Consumers NC is licensed to do business and shall consist solely of cash, cash equivalents or other qualified assets under the insurance laws of the State of North Carolina and Texas and shall not include any equity securities or real estate.

    (h) Except for the Reinsurance Agreements listed on Exhibit D to this Agreement, all of Consumers NC's contracts, including all management contracts between Seller and Consumers NC, shall have been terminated.

    (i) Receipt of the resignations of all of the directors and officers of Consumers NC.

    (j) Seller shall have entered into an administrative services agreement with American Republic Insurance Company to service the policies reinsured under the Credit Reinsurance Agreement.

Section 6.2  Conditions Precedent to Seller's Obligation to Close
             ----------------------------------------------------

  The obligation of Seller to consummate the sale of, the Stock on the Closing Date, is subject to the fulfillment by Buyer or waiver by Seller at or prior to the Closing of each of the following conditions:

    (a) All representations and warranties of Buyer which are contained in this Agreement shall be true in all material respects at and as of Closing as though such representations and warranties were made at and as of such time and Buyer shall have performed and complied with all agreements and conditions required by this Agreement and shall have delivered to Seller an officer's certificate certifying thereto.

    (b) Receipt of any third party consents necessary for the consummation of the sale and purchase of the Stock and the Regulatory Approvals.

    (c) There shall not be in force any order or decree, or any complaint praying for an order or decree, restraining or enjoining the consummation of this Agreement and neither of the Parties shall have received notice from any governmental department, court, agency or commission of its intention to restrain or enjoin the consummation of this Agreement or to nullify or render ineffective this Agreement if consummated, or any inquiry from such governmental department, court, agency or commission indicating an intent to review this Agreement.

    (d) Delivery of the certificates of the Secretary of Buyer setting forth the resolutions of the Boards of Directors of Buyer authorizing or ratifying the execution, delivery and performance of this Agreement.

    (e) An opinion of counsel for Buyer, to the effect that execution of this Agreement and each act and document to be performed and executed by Buyer is the valid and duly authorized or ratified act of Buyer, and to such other matters as Seller may reasonably request.

                                  ARTICLE VII
                          SURVIVAL AND INDEMNIFICATION

Section 7.1  Survival of Representations, Warranties and Covenants
             -----------------------------------------------------

    All representations, warranties and covenants of the parties made under or pursuant to this Agreement shall survive the Closing Date.

Section 7.2  Indemnity by Seller
             -------------------

    Subject to the provisions of Section 7.4 hereof, Seller hereby covenants and agrees to indemnify and hold harmless Buyer and its successors and assigns from and against any and all loss, liability, damage, including punitive or extra contractual damages, or expense (including, but not limited to, reasonable attorney's fees) arising out of, or resulting from (i) any misrepresentation or breach of any warranty, representation, covenant or agreement made by Seller in this Agreement, including the exhibits hereto and any and all written statements, certificates, instruments and documents delivered to Buyer pursuant to this Agreement on or before the Closing Date, (ii) any actions taken by Seller, its officers, employees, agents or representatives in the marketing, sales and administration of the insurance policies of Consumers NC or in the adjusting, denying, resisting or defending any claim under the said policies written and issued on or before the Closing Date, and (iii) any and all liabilities of Consumers NC of any nature, whether accrued, absolute, contingent or otherwise, including those liabilities resulting from the Reinsurance Agreements listed on Exhibit D to this Agreement, and all tax liabilities, for any period prior to the date of Closing, or arising out of transactions entered into, and any stated facts existing, prior to such date. To the extent the loss, liability, damage, including punitive or extra contractual damages, or expense has resulted from the reliance by Seller on statements made or information forwarded by Buyer, this paragraph on indemnification will not be applicable.

Section 7.3  Indemnity by Buyer
             ------------------

    Subject to the provisions of Section 7.4 hereof, Buyer hereby covenants and agrees to indemnify and hold harmless Seller and its successors and assigns from and against any and all loss, liability, damage, including punitive or extra contractual damages, or expense (including, but not limited to, reasonable attorney's fees) arising out of, or resulting from any misrepresentation or breach of any warranty, representation, covenant or agreement made by Buyer in this Agreement, including the exhibits hereto and any and all written statements, certificates, instruments and documents delivered to Seller pursuant to this Agreement on or before the Closing Date. To the extent the loss, liability, damage, including punitive or extra contractual damages, or expense has resulted from the reliance by Buyer on statements made or information forwarded by Seller, this paragraph on indemnification will not be applicable.

Section 7.4  Notice to Indemnify
             -------------------

    Within sixty (60) days after receipt by Seller or Buyer, as the case may be (the "Indemnified Party"), of notice of the commencement of any claim, action or proceeding against it, the Indemnified Party shall give written notice to the other party (the "Indemnifying Party") of such claim, action or proceeding and the Indemnifying Party shall at its expense assume the defense of any claim, action or proceeding; provided, however, that the failure by the Indemnified Party to give timely written notice as provided herein shall absolutely relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the failure to give actual written notice to the Indemnifying Party results in no damage to the Indemnifying Party. In the defense of any such claim against the Indemnified Party (whether singly or with the Indemnifying Party) or of any action or proceeding in which the Indemnified Party is named as a party, the Indemnifying Party shall not, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim, action or proceeding. The Indemnified Party and the Indemnifying Party shall cooperate in the defense of any claim, action or proceeding and the records of each relating to the subject matter of such defense shall be available to the other with respect to such defense.

 Section 7.5 Retention of Rights
             ---------------------

     Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall have the right to employ separate counsel in any such claim, action or proceeding which counsel may participate actively and fully as Company-counsel in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense and employ counsel in a timely manner, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by its counsel that representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed), due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld) but if settled with such written consent, or if there be a final judgment for the plaintiff in any such claim, action or proceeding, the Indemnifying Patsy agrees to indemnify and hold harmless the Indemnified Party to the extent provided herein by reason of such settlement or judgment.


                                 ARTICLE VIII
                                  ARBITRATION

 Section 8.1  Arbitration
              -----------

     The parties agree that should any dispute arise between the parties with reference to interpretation of this Agreement or their rights with respect to any transaction involving this Agreement, whether such dispute arises before or after termination hereof, such dispute shall be submitted to arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of Commercial Arbitration of the American Arbitration Association.

Section 8.2  Procedure
             ---------

  One arbitrator shall be chosen by Buyer, one by Seller, and an umpire chosen by the two arbitrators. If either party fails to name an arbitrator within thirty (30) days after receiving a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose an umpire. The arbitrators and the umpire shall be disinterested executive officers or former executive officers of credit insurance or credit reinsurance companies authorized to transact business in the United States or any Fellow of the Society of Actuaries (FSA) or any partner or principal in a nationally recognized accounting firm with credit insurance experience. The arbitrators shall be relieved from all judicial formalities and may abstain from following the strict rules of law. They shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. A majority decision by the arbitrators and umpire shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear, with the other party, the expense of the umpire and the arbitration, unless otherwise determined by the arbitrators and umpire.

                                   ARTICLE IX
                                 MISCELLANEOUS

Section 9.1  Exhibits
             --------

  All Exhibits hereto are deemed a part hereof and incorporated herein. All statements contained in any certificate or other instrument delivered by or on behalf of the parties hereto pursuant to this Agreement or in connection with the transactions contemplated hereby, or contained in any Exhibit hereof, shall be true at Closing as though such representations and warranties were made at and as of such time.

Section 9.2  Expenses
             --------

  The parties shall pay their own expenses, incident to the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to, the payment offers for professional services provided by their attorneys, accountants, actuaries and experts. Buyer shall have no liability or responsibility for payment of any finder's fee or broker's commission arising from any transaction under this Agreement.

Section 9.3  Contents of Agreement; Parties in Interest
             ------------------------------------------

  This Agreement sets forth the entire understanding of the parties. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by their successors and assigns. No assignment of this Agreement shall be made, however, without the written consent of the other party, which consent shall not be unreasonably withheld.

Section 9.4  Further Documents
             -----------------

  Each party shall cooperate and take such action as may reasonably be requested by the other party in order to carry out the provisions and purpose of this Agreement, and at the Closing Seller shall deliver all pertinent Consumers NC business records to Buyer.

Section 9.5  Execution
             ---------

  This Agreement, upon completion of all Exhibits hereto to the mutual satisfaction of the parties and the attachment of such Exhibits to this Agreement, may be simultaneously executed in several counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 9.6  Effect of Table of Contents; Use of Descriptive Heading; Etc.
             -------------------------------------------------------------

  The Table of Contents preceding this Agreement but under the same cover, and the descriptive headings of the several paragraphs and subparagraphs are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Whenever used in this Agreement, and the context so requires, the singular shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

Section 9.7  Notices
             -------

  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered to the person to whom it was addressed after being sent by facsimile, mailed by an overnight delivery service requiring a receipt (such as Federal Express) or mailed, postage prepaid, certified or registered air-mail, return receipt requested addressed to:

     (a)  If to Seller to:

         Consumers Life Insurance Company
         1200 Camp Hill By-Pass
         P. O. Box 26
         Camp Hill, Pennsylvania 17001-0026
         Facsimile: 717-761-9473
         Attention: R. Fredric Zullinger, Senior Vice President and Chief Financial Officer With a copy to General Counsel

     (b)  If to Buyer to:

         Safeguard Health Enterprises, Inc.
         505 North Euclid Street
         Anaheim, California 92803
         Attention: Ronald I. Brendzel, Senior Vice President and Secretary

         Either party may change its address for notice by providing notice to the other party in the manner set forth above.

Section 9.8  Governing Law
             -------------

  This Agreement shall be governed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

Section 9.9  Section 338(h)(10)Election
             --------------------------

    (a) Seller and Buyer will make, or will cause to be made, elections (the "Elections") under Section 338(h)(10) of the Internal Revenue Code and the regulations promulgated thereunder in respect of the purchase of the Stock and elections under any corresponding or similar provisions of state or local law in respect of such purchase. On all applicable tax returns, Seller and Buyer will report the transfer of the stock consistent with the Elections. Neither Seller nor Buyer will take a position contrary to the Elections unless required to do so by applicable tax laws pursuant to a determination as defined in Section 1313(a) of the Internal Revenue Code.

    (b) Buyer will prepare at its expense and deliver Form 8023-A, together with all required attachments, to Seller for its review, approval and signature not less than five business days prior to the Closing. After its review and approval, Seller will, prior to or at Closing, execute and return such Form to Buyer for filing, attach a copy of Form 8023-A as so filed to the federal tax return for Consumers NC for the year ended on the Closing Date and take such other actions as Buyer may reasonably request in order to effectuate the Elections.

    (c) The Purchase Price of the Stock shall be allocated among the assets of Consumers NC in accordance with the mutual agreement of the parties to be reached prior to the date required for filing any tax returns in which such election is relevant. Buyer shall propose an allocation and provide a copy of such allocation to Seller prior to the due date of the first such tax return, allowing Seller a reasonable time period during which to review such allocation. Buyer and seller agree to cooperate to resolve any disputes regarding such allocation prior to the due date of such tax return.

    (d) Each of Buyer and Seller agrees to cooperate in good faith with the other in preparing, executing and filing any tax forms and other documents required under Section 338(h)(10) of the Internal Revenue Code and other applicable laws so that the Elections will be made in a proper and timely manner. To the extent permitted by state and local laws, the principles and procedures of subsections (a) and (b) above shall also apply with respect to forms and related documents to be filed pursuant thereto.

Section 9.10 Records; Taxes
             --------------

  Seller shall deal with the relevant insurance and tax departments with respect to their examination of Consumers NC's reports and returns covering the period through the Closing Date. Seller shall pay all fees and taxes assessed against Consumers NC for all such periods prior to the Closing and shall be entitled to all refunds of taxes, recoveries and other funds for such period. Seller will pay any and all stock transfer, sale, use and other similar taxes due as a result of the transactions contemplated hereby. At and after the Closing, Consumers NC shall retain title to and custody of all of its corporate records and documents, provided that Seller may retain custody of copies of any of such records and documents as Seller may need to perform its obligations under this
Section 9.10.

Section 9.11  No Third Party Beneficiaries
              ----------------------------

  Nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any of the provisions hereof.

     IN WITNESS WHEREOF, the parties by their duly authorized officers have executed this Agreement on the day and year first above written.


ATTEST:                            CONSUMERS LIFE INSURANCE COMPANY


Illegible signature                By /s/ R. FREDRIC ZULLINGER
___________________                  ______________________________________
Secretary                             R. Fredric Zullinger
                                      Senior Vice President,
                                      Chief Financial Officer
                                      and Treasurer



ATTEST:                            SAFEGUARD HEALTH ENTERPRISES, INC.


Illegible signature                By /s/ JOHN E. COX
___________________                  ______________________________________
                                      John E. Cox, Executive Vice President
                                      and Chief Operating Officer


Illegible signature                By /s/ RONALD I. BRENDZEL
___________________                  ______________________________________
                                      Ronald I. Brendzel, Senior Vice President
                                      and Secretary